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                                                                     EXHIBIT (k)
[NEWYORKLIFE LOGO]
The Company You Keep*
                                                NEW YORK LIFE INSURANCE COMPANY
                                                51 Madison Avenue,
                                                New York, NY  10010
                                                T 212 576 6973 F 212 447 6332
                                                tenglish@nyl.com

                                                THOMAS F. ENGLISH
                                                Senior Vice President and
                                                Chief Insurance Counsel
VIA EDGAR


April 1, 2011


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

          RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
               VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I
               INVESTMENT COMPANY ACT FILE NUMBER 811-07798
               SECURITIES ACT FILE NUMBER:  333-39157

Ladies and Gentlemen:


      This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 19 to the registration statement on Form N-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Universal Life Separate Account-I ("Separate Account-I"). Separate Account-I receives and invests premiums allocated to it under a flexible premium survivorship variable universal life insurance policy ("Policy"). The Policy is offered in the manner described in the Registration Statement.


      NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company ("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and Chief Legal Officer of NYLIAC.

     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinions hereinafter expressed. On the basis of such examination, it is my opinion that:

        1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

        2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

        3. The Policy has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.

        4. Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ THOMAS F. ENGLISH
                                   Thomas F. English
                                   Senior Vice President and
                                   Chief Insurance Counsel